                                                                    EXHIBIT 25.1



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                            -------------------------

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)



                    U.S. TRUST COMPANY, NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)


                                                                 95-4311476
                                                              (I.R.S. employer
                                                             Identification No.)


515 South Flower Street, Suite 2700
        Los Angeles, CA                                             90071
     (Address of principal                                        (Zip Code)
       executive offices)




                                 KAREN YAMAMOTO
                       515 South Flower Street, Suite 2700
                          Los Angeles, California 90071
                                 (213) 861-5000

  (Name, address, including zip code and telephone number of agent for service)

                            -------------------------

                                  ANCHOR GAMING
               (Exact name of obligor as specified in its charter)

            NEVADA                                         88-0304253
  (State or other jurisdiction                          (I.R.S. Employer
of incorporation or organization)                      Identification No.)


                             815 Pilot Road, Suite G
                             Las Vegas, Nevada 89119
                 (Address of principal chief executive offices)



                    9.875% Senior Subordinated Notes due 2008

                         (Title of indenture securities)
GENERAL


1.   GENERAL INFORMATION.

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          Comptroller of the Currency
          490 L'Enfant Plaza East, S.W.
          Washington, D.C.  20219

          Federal Deposit Insurance Corporation
          550 17th Street, N.W.
          Washington, D.C.  20429

          Federal Reserve Bank (12th District)
          San Francisco, California

     (b)  Whether it is authorized to exercise corporate trust powers.

     The trustee is authorized to exercise corporate trust powers.

2.   AFFILIATIONS WITH THE OBLIGOR

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15.

     The obligor currently is not in default under any of its outstanding securities for which U.S. Trust Company, National Association is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15
of Form T-1 are not required under General Instruction B.

16.  LIST OF EXHIBITS

     T-1.1 - A copy of the Articles of Association of U.S. Trust Company, National Association currently in effect; incorporated herein by reference to Exhibit T-1.1 filed with Form T-1 Statement, Registration No. 333-59485.

     T-1.2 - A copy of the certificate of authority of the trustee to commence business, if not contained in the articles of association, incorporated herein by reference to Exhibit T-1.1 filed with Form T-1 Statement, Registration No. 33-33031.

     T-1.3 - A copy of the authorization of the trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in paragraph (1) or (2) above, incorporated herein by reference to Exhibit T-1.1 filed with Form T-1 Statement, Registration No. 33-33031.

     T-1.4 - A copy of the By-Laws of U.S. Trust Company, National Association, as amended to date; incorporated by reference to Exhibit T-1.4 filed with Form T-1 Statement, Registration No. 33-54136.

     T-1.6 - The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939; incorporated herein by reference to Exhibit T-1.6 filed with Form T-1 Statement, Registration No. 33-33031.

     T-1.7 - A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority

     T-1.8 - Not applicable.

     T-1.9 - Not applicable.

NOTE

As of November 21, 2000, the Trustee had 20,000 shares of Capital Stock outstanding, all of which are owned by U.S. Trust Corporation.

The responses to Items 2, 5, 6, 7, 8, 9, 10, 11 and 14 set forth the information requested as though U. S. Trust Company, National Association and U.S. Trust Corporation were the "trustee."

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

Pursuant to the requirements of the Trust Indenture of Act of 1939, the trustee, U.S. Trust Company, National Association, a corporation organized and existing under the laws of the State of California, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, and State of California, on the 21st day of November, 2000.

                                       U.S. TRUST COMPANY, NATIONAL ASSOCIATION
                                       Trustee

                                           By: /s/ SANDEE PARKS
                                               ----------------------------
                                                         Sandee Parks
                                                     Authorized Signatory

U.S. TRUST COMPANY, N.A.                                          Call Date:     09/30/00     ST-BK:   06-0784      FFIEC  033
515 SOUTH FLOWER STREET, SUITE 2700                               Vendor ID:            D     Cert #:    33332      Page RC-1
LOS ANGELES, CA  90071                                            Transit #:     12204024
                                                                                                                  ---------------
                                                                                                                         9
                                                                                                                  ---------------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER, 30, 2000

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC - BALANCE SHEET

                                                                                                                            C300
                                                                                                 DOLLAR AMOUNTS IN THOUSANDS
----------------------------------------------------------------------------------------------------------------------------
ASSETS
 1.     Cash and balances due from depository institutions (from Schedule RC-A)
        a.  Noninterest-bearing balances and currency and coin                                         RCON
        (1)____________________________________________________________________                        0081        15,189  1.a
                                                                                   -----    -------               -------
        b.  Interest bearing balances
        (2)____________________________________________________________________                        0071           147  1.b
                                                                                   -----    -------               -------
 2.     Securities:
        a.  Held-to-maturity securities (from Schedule RC-B,
            column A)__________________________________________________________                        1754             0  2.a
                                                                                   -----    -------               -------
        b.  Available-for-sale securities (from Schedule RC-B,
            column D)__________________________________________________________                        1773       171,391  2.b
                                                                                   -----    -------               -------
 3.     Federal funds sold and securities purchased under agreements to
        resell_________________________________________________________________                        1350        62,000  3.
                                                                                   -----    -------               -------

 4.     Loans and lease financing receivables:                                      RCON
        a.  Loans and leases, net of unearned income (from Schedule                 ----
            RC-C)______________________________________________________________     2122    138,839                        4.a
                                                                                            -------
        b.  LESS:  Allowance for loan and lease
            losses_____________________________________________________________     3123      1,110                        4.b
                                                                                            -------
        c.  LESS:  Allocated transfer risk
            reserve____________________________________________________________     3128          0                        4.c
                                                                                            -------
                                                                                                       RCON
        d.  Loans and leases, net of unearned income, allowance, and reserve                           ----
            (item 4.a minus 4.b and 4.c)_______________________________________                        2125       137,729  4.d
                                                                                   -----    -------               -------
 5.     Trading assets_________________________________________________________                        3545             0  5.
                                                                                   -----    -------               -------
 6.     Premises and fixed assets (including capitalized
        leases)________________________________________________________________                        2145        11,951  6.
                                                                                   -----    -------               -------
 7.     Other real estate owned (from Schedule RC-M)___________________________                        2150             0  7.
                                                                                   -----    -------               -------
 8.     Investments in unconsolidated subsidiaries and associated companies
        (from Schedule RC-M)___________________________________________________                        2130             0  8.
                                                                                   -----    -------               -------
 9.     Customers' liability to this bank on acceptances
        outstanding____________________________________________________________                        2155             0  9.
                                                                                   -----    -------               -------
10.     Intangible assets (from Schedule RC-M)_________________________________                        2143        48,379  10.
                                                                                   -----    -------               -------
11.     Other assets (from Schedule RC-F)_______________________________________                       2160        28,075  11.
                                                                                   -----    -------               -------
12.     Total assets (sum of items 1 through 11)________________________________                       2170       474,861  12.
                                                                                   -----    -------               -------

-------------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

U.S. TRUST COMPANY, N.A.                                          Call Date:     09/30/00     ST-BK:   06-0784      FFIEC  033
515 SOUTH FLOWER STREET, SUITE 2700                               Vendor ID:            D     Cert #:    33332      Page RC-2
LOS ANGELES, CA  90071                                            Transit #:     12204024
                                                                                                                  ---------------
                                                                                                                         10
                                                                                                                  ---------------

SCHEDULE RC - CONTINUED

                                                                                        DOLLAR AMOUNTS IN THOUSANDS
----------------------------------------------------------------------------------------------------------------------------
LIABILITIES
13.     Deposits:                                                                                      RCON
        a.  In domestic offices (sum of totals of                                                      ----
            columns A and C from Schedule RC-E)________________________________                        2200       381,105  13.a
                                                                                                                  -------
                                                                                    RCON
                                                                                    ----
             (1)  Noninterest-bearing (1)______________________________________     6631     34,962                        13.a.1
                                                                                            -------
             (2)  Interest-bearing_____________________________________________     6636    346,143
                                                                                            -------
        b.    In foreign offices, Edge and Agreement subsidiaries, and IBFs
              (1) Noninterest-bearing__________________________________________

              (2) Interest-bearing_____________________________________________

                                                                                                       RCON
14.     Federal funds purchased(2) and securities sold under agreements to                             ----             0  14
        repurchase:                                                                                    2800
                                                                                                                  -------
15.     a.  Demand notes issued to the U.S. Treasury___________________________                        2840             0  15.a
                                                                                   -----    -------               -------
        b.  Trading liabilities________________________________________________                        3548             0  15.b
                                                                                   -----    -------               -------
16.     Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):

        a.  WITH A REMAINING MATURITY OF ONE YEAR OR LESS______________________                        2332             0  16.a
                                                                                   -----    -------               -------
        b.  WITH A REMAINING MATURITY OF MORE THAN ONE YEAR THROUGH
            THREE YEARS________________________________________________________                        A547             0  16.b
                                                                                   -----    -------               -------
        c.  WITH A REMAINING MATURITY OF MORE THAN THREE YEARS_________________                        A548             0  16.c
                                                                                   -----    -------               -------
17.     Not applicable

18.     Bank's liability on acceptances executed and
        outstanding____________________________________________________________                        2920             0  18.
                                                                                   -----    -------               -------
19.     Subordinated notes and debentures______________________________________                        3200             0  19.
                                                                                   -----    -------               -------
20.     Other liabilities (from Schedule RC-G)_________________________________                        2930        17,681  20.
                                                                                   -----    -------               -------
21.     Total liabilities (sum of items 13 through 20)_________________________                        2948       398,786  21.
                                                                                   -----    -------               -------
22.     Not applicable

EQUITY CAPITAL
23.     Perpetual preferred stock and related surplus__________________________                        3838         5,000  23.
                                                                                   -----    -------               -------
24.     Common stock__________________________________________________________                         3230         2,010  24.
                                                                                   -----    -------               -------
25.     Surplus (exclude all surplus related to preferred
        stock)_________________________________________________________________                        3839        40,076  25.
                                                                                   -----    -------               -------
26.     a.  Undivided profits and capital reserves_____________________________                        3632        29,256  26.a
                                                                                   -----    -------               -------
        b.  Net unrealized holding gains (losses) on available-for-sale
            securities_________________________________________________________                        8434          (267) 26.b
                                                                                   -----    -------               -------
27.     Cumulative foreign currency translation adjustments____________________

28.     a.  Total equity capital (sum of items 23 through 27)__________________                        3210        76,075  28.
                                                                                   -----    -------               -------
29.     Total liabilities and equity capital (sum of items
        21 and 28)_____________________________________________________________                        3300       474,861  29.
                                                                                   -----    -------               -------

MEMORANDUM
 TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.

 1.  Indicate in the box at the right the number of the statement below that
     best describes the most comprehensive level of auditing work performed for                        RCON
     the bank by independent external auditors as of                                                   ----
     any date during 1997______________________________________________________                        6724           N/A  M.1
                                                                                                                  -------

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5  =  Review of the bank's financial statements by external
      auditors
6  =  Compilation of the bank's financial statements by
      external auditors
7  =  Other audit procedures (excluding tax preparation
      work)
8  =  No external audit work

-------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited life preferred stock and related surplus.